BUSINESS READY CREDIT(SERVICE MARK) AGREEMENT               BUSINESS &
                                                            PROFESSIONAL


                                                            Maximum Credit
                                                            $250000
Name and Address of Borrower
SMA VIDEO, INC.

100 AVENUE OF THE AMERICAS
NEW YORK CITY, NY 10013                                     Account#


In this Agreement, the words You, Your and Yours mean the undersigned Borrower(s), jointly and severally if more than one. The words We, Us and Our mean Citibank, N.A.

Using Your Business Ready Credit Account: We have agreed to make credit available to you through a Business Ready Credit Account ("Account"), which you can use for any legal business or professional purpose. You may borrow up to the maximum credit by using the checks we will furnish you. You may use these checks just as you would any regular checks. Limitations will apply on the amount and frequency of cash borrowed at an automated teller machine by using your Citicard(Registered). We may refuse to pay your check or make additional loans to you from your Account if you have reached your credit limit or upon any other reasonable circumstance, including without limitation a material adverse change in your financial condition, without incurring liability to you or others. You agree that we may impose our current charge for returning such checks. The first use of your Account means that you have accepted the terms of this agreement. You agree to maintain a Citibank business checking account (#1863756) while this Account remains open, from which all payments required to be made by this agreement will be deducted.

Repayment Schedule: You agree to repay us your Business Ready Credit loans plus interest and any other charges, as provided for in this agreement. Unless we cancel your right to obtain loans under this agreement, you will only have to pay accrued interest and charges (but not principal) each month. If we cancel your right to obtain loans under this agreement, you agree to repay the outstanding principal balance in twenty-four (24) equal consecutive monthly installments, together with accrued monthly interest and any other charges, beginning approximately thirty (30) days after cancellation. You agree that your monthly payment will be automatically deducted from the Citibank business checking account which you agree to maintain with us. We will send you monthly statements that will show transactions in your Account, your new balance, and the amount of your next payment and due date. You may make additional payments at any time by sending us a check to the address listed on your statement, or by making payment transfers using your Citicard(Registered) through our telephone customer service or at any Citicard Banking Center(Registered) or branch.

Interest: You agree to pay monthly interest on the outstanding principal balance at an annual rate of the Prime Rate as published in The Wall Street Journal from time to time plus 1 %.

We compute interest this way: We start with the principal balance on the first day of the billing cycle. Each day of that period we add any loans made and subtract any payments and other credits applied to principal. We will take the principal balance outstanding on each day of the billing cycle and multiply that amount by the daily periodic rate to arrive at a daily interest amount. Daily interest charges are totaled at the end of the billing cycle to arrive at the monthly interest charge.

Late Charges: If you do not pay the minimum payment within 15 days after the due date, you agree to pay a late charge of the lesser of 5% of the principal and interest past due, or $25.

Maximum Charges: We do not intend to charge, and you will not be required to pay, any interest or other fees or charges in excess of the maximum permitted by applicable law. Payments in excess of the maximum will be refunded to you or applied to unpaid principal.

Default: You will be in default if any of the following should occur:

 1. There are insufficient available funds in your checking account to make the minimum monthly payment when due, or you otherwise fail to make the proper payment when due, or otherwise fail to comply with the terms of this agreement;
 2. Any other creditor tries by legal process to take money or other property of yours in our possession or under our control;
 3. There is any seizure of, or a receiver is appointed for, any of your property, or the property of any guarantor;
 4. Any proceeding under any bankruptcy or insolvency law is commenced by or against you or any guarantor;
 5.  Any financial statement you give us is false or misleading in any way;
 6. An individual borrower or any guarantor of this obligation shall either die or cease to be an officer, director or partner in your business;
 7. Your business is sold or there is a cessation of your day-to-day operations;
 8. There is a default in the terms or conditions of any other contract with us or our affiliates, or with any other financial institution;
 9.  Any required life insurance is canceled without our consent;
10. You fail, after demand, to provide us with your most recent federal tax return and that of any guarantor, and/or your most recent financial statement;
11. In our sole good faith opinion, there is a material adverse change in your financial condition, your business operations or the financial condition of any guarantor;
12. We, in good faith, believe that our security is impaired or our credit risk is increased;
13.  You close your checking account with us; or
14.  We close your checking account.

Upon default, we can, at our option, without further notice or demand, refuse to pay any outstanding checks and deny more credit to you under this agreement, and the outstanding Account balance shall, at our option, immediately become due and payable. After default, you agree to continue to pay interest at the rate you would be paying if you were not in default, until your Account is paid in full.

Annual Fee: You agree to pay an annual fee of $ 2500. Payment of the annual fee is due upon the signing of this agreement and annually thereafter until your right to obtain loans is canceled, or the Account is closed. The annual fee may be deducted from your checking account. Failure to pay the annual fee when due shall result in the automatic cancellation of your right to obtain loans under this agreement.

Account Reviews: We may conduct reviews of your Account from time to time to determine your continued eligibility to obtain loans. You and any guarantor of this Account agree to furnish such financial documents as we may request, including without limitation financial statements and/or the most recent federal income tax returns, each signed as appropriate by you and any guarantor.

Credit Life Insurance Election Form                               Citibank, N.A.
--------------------------------------------------------------------------------
Not for consumer loans            After signing, Borrower should retain one copy

Credit life insurance provides additional protection for your loan in the event of death. If the Borrower is a corporation or partnership, the Proposed Insured Party must be a natural person who is a guarantor. If credit life insurance is required by Citibank, N.A. for your loan, the Proposed Insured Party may assign an existing policy, or procure and assign a new policy to Citibank, N.A. or may elect credit life insurance below. The Proposed Insured Party must satisfactorily complete and sign the Group Credit Insurance Application and be under the age of 70. For Business Ready Credit and Business Checking Plus, insurance coverage will terminate when the Proposed Insured Party reaches the age of 70.

--------------------------------------------------------------------------------
Borrower                 Name:    SMA VIDEO, INC.
                         Address: 100 AVENUE OF THE AMERICAS, NEW YORK
                                  CITY, NY 10013

--------------------------------------------------------------------------------
Proposed        Print name of Proposed Insured Party
Insured Party   ____________________________________________

(If Borrower is corporation, must be active officer; if partnership, must be active general partner) Relationship to Borrower:
( ) Active Officer      ( ) Partner       ( ) Member/Manager


--------------------------------------------------------------------------------
                                           FIRST CITICORP LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------
                                       Home Office: One Court Square, 25th Floor
                                                      Long Island City, NY 11120


                       GROUP CREDIT INSURANCE APPLICATION
                                  Plan Desired
                  (X) Single Life - One Proposed Insured Party

                                                          Proposed Insured Party
                                                          ----------------------
                                                                Yes     No

1)       Have you, during the past 12 months, been
         diagnosed or under the care of a doctor or
         other practitioner for any of the following:
         high blood pressure, diabetes, cancer or
         tumor, heart attack, seizures, or stroke;
         genitourinary, joint, muscle, or digestive
         system disorders; arthritis, back or neck
         impairments; Acquired Immunodeficiency
         Syndrome (AIDS) or AIDS Related Complex (ARC),
         and                                                   ( )      ( )

2)       Have you, during the past 12 months, been
         confined in a hospital or other institution
         due to any condition of the following: brain,
         nervous system, liver, kidney and lungs?              ( )      ( )

By signing below you state that: (1) Your Birth Date is correctly entered below.
(2) You understand insurance will not be provided if you are age 70 or over and you understand insurance will stop when you reach age 70. (3) You agree to pay the costs of, and have applied for, the Credit Insurance marked above. (4) Your responses are complete and true to the best of your knowledge and belief.

If you have answered "YES" to either of the questions listed above, you CANNOT BE INSURED for Credit Insurance and this Form will not be considered further.

-------------       --------------         ------------------------------------
    Date              Birth Date            Proposed Insured Party's Signature

PERSONAL INFORMATION NOTICE: Any information you give us about yourself will be treated as confidential. We will use that information solely to underwrite your insurance. We will not share it with anyone unless you first authorize it in writing.
40-5803(10-94)c

--------------------------------------------------------------------------------
Election If the Borrower is a partnership or corporation, the Proposed Insured Party is a guarantor and an active general partner or officer of the Borrower. The Proposed Insured Party has completed and signed the above Group Credit Insurance Application.
            CHOOSE: _____  The undersigned hereby elects credit life insurance.
                      x    The undersigned does not elect credit life insurance.
                    _____
            Cancellation of election: You may cancel within the next seven business days by notifying, in writing, Citicorp Data Systems, Inc. at 1680 State Hwy. 211, San Antonio, TX 78245

                                     Proposed
            Date ______________      Insured Party __________________________
                                                          Signature

                                     (Also, if Borrower is corporation or
                                      partnership, sign below)


Borrower: SMA VIDEO, INC.                   By:
          ----------------------------          ------------------------------
              (Print exact name)

Name: David Satin                           Title: Executive Vice President/
                                                   Secretary
                   (See reverse side) PBL 502 (L) * Rev. 9-91

                                 SIGNATURE CARD

                     Business Ready Credit (Service Mark)




TITLE OF ACCOUNT
----------------
SMA VIDEO, INC.
Address                                     Account/Loan No.
100 AVENUE OF THE AMERICAS
NEW YORK CITY, NY 10013
Telephone No.                               Taxpayer I.D. No.
                                                  133681187


--------------------------------------------------------------------------------
Type or Print and Titles                              Signature
--------------------------------------------------------------------------------
NAME-  /s/ David Satin                               David Satin

TITLE- Secretary                                     EVP/Secretary
--------------------------------------------------------------------------------
NAME-  /s/ Michael Morrissey                         Michael Morrissey

TITLE- President                                     President
--------------------------------------------------------------------------------


I HEREBY CERTIFY TO CITIBANK, THAT THE    2    SIGNATURES APPEARING ON
THIS CARD ARE AUTHENTIC.                -------
                                       (NUMBER)



                                               /s/ David Satin
                                             ---------------------------------
                                             SCERETARY OR GENERAL PARTNER